Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2021 with respect to the audited consolidated financial statements of Generation Income Properties, Inc. for the years ended December 31, 2020 and December 31, 2019.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 16, 2021